Exhibit 99.1

N E W S R E L E A S E

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

CR-25-03

THE GEO GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2024 RESULTS

Boca Raton, Fla. – February 27, 2025 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of contracted support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the fourth quarter and full year 2024.

Fourth Quarter 2024 Highlights

•	Total revenues of $607.7 million

•	Net Income of $15.5 million

•	Net Income Attributable to GEO of $0.11 per diluted share

•	Adjusted Net Income of $0.13 per diluted share

•	Adjusted EBITDA of $108.0 million

For the fourth quarter 2024, we reported net income attributable to GEO of $15.5 million, or $0.11 per diluted share, compared to net income attributable to GEO of $25.2 million, or $0.17 per diluted share, for the fourth quarter 2023.

Fourth quarter 2024 results reflect costs associated with the extinguishment of debt of $1.3 million, pre-tax, $0.2 million in transaction fees, pre-tax, and $2.1 million in employee restructuring expenses, pre-tax. Excluding these unusual items, we reported adjusted net income for the fourth quarter 2024 of $18.2 million, or $0.13 per diluted share, compared to $36.6 million, or $0.29 per diluted share, for the fourth quarter 2023.

We reported total revenues for the fourth quarter 2024 of $607.7 million compared to $608.3 million for the fourth quarter 2023. We reported fourth quarter 2024 Adjusted EBITDA of $108.0 million, compared to $129.0 million for the fourth quarter 2023.

Our fourth quarter of 2024 results reflect higher general and administrative expenses, which were partly the result of the previously announced reorganization of our management team and additional professional fees we incurred in anticipation of future growth projects and related operational activity during 2025.

Our revenues for the fourth quarter of 2024 increased sequentially from the third quarter of 2024 and were in line with our previous guidance; however, our earnings and Adjusted EBITDA were below our previous expectations, primarily due to the higher general and administrative expenses incurred during the fourth quarter of 2024.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

George C. Zoley, Executive Chairman of GEO, said, “During the fourth quarter of 2024, we completed the previously announced reorganization of our senior management team and incurred additional professional fees in anticipation of what we expect to be unprecedented future growth opportunities and significant operational activity during 2025. In 2024, we also incurred $9 million of our previously announced $70 million investment to strengthen our capabilities to deliver expanded detention capacity, secure transportation, and electronic monitoring services to U.S. Immigration and Customs Enforcement (“ICE”) and the federal government.

In addition to taking these important steps, we remain focused on reducing our net debt, deleveraging our balance sheet, and exploring options to return capital to shareholders in the future. In 2025, we expect to further reduce our total net debt by approximately $150 million to $175 million, bringing our total net debt to approximately $1.55 billion.”

Full Year 2024 Highlights

•	Total revenues of $2.42 billion

•	Net Income of $31.9 million

•	Net Income Attributable to GEO of $0.22 per diluted share, reflects costs associated with the extinguishment of debt of $86.6 million, pre-tax

•	Adjusted Net Income of $0.75 per diluted share

•	Adjusted EBITDA of $463.5 million

For the full year 2024, we reported net income attributable to GEO of $32.0 million, or $0.22 per diluted share, compared to net income attributable to GEO of $107.3 million, or $0.72 per diluted share, for the full year 2023. Results for the full year 2024 reflect costs associated with the extinguishment of debt of $86.6 million, pre-tax.

Excluding the costs associated with the extinguishment of debt and other unusual items, we reported adjusted net income for the full year 2024 of $101.0 million, or $0.75 per diluted share, compared to $117.5 million, or $0.95 per diluted share, for the full year 2023.

We reported total revenues for the full year 2024 of $2.42 billion compared to $2.41 billion for the full year 2023. We reported Adjusted EBITDA for the full year 2024 of $463.5 million, compared to $507.2 million for the full year 2023.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Financial Guidance

Today, we issued our initial financial guidance for 2025. Consistent with our long-standing practice, our initial guidance does not include the impact of any new contract awards that have not been previously announced.

For the full year 2025, we expect Net Income Attributable to GEO to be in a range of 74 cents to 88 cents per diluted share, on revenues of approximately $2.5 billion and based on an effective tax rate of approximately 28 percent, inclusive of known discrete items. We expect our full year 2025 Adjusted EBITDA to be between $460 million and $485 million.

While our initial financial guidance for 2025 does not include an assumption for any new contract awards that have not been previously announced, we anticipate several additional opportunities could materialize during the year, which would provide significant upside to our current forecast. As we progress through the year and the likelihood and timing of these opportunities become clearer, we will adjust our 2025 financial guidance accordingly.

We expect total Capital Expenditures for the full year 2025 to be between $125 million and $145 million, including the impact of the $70 million investment we announced in December of 2024 to strengthen our capabilities to deliver expanded detention capacity, secure transportation, and electronic monitoring services to ICE and the federal government. This incremental $70 million investment is comprised of $47 million to renovate existing Secure Services facilities, $9 million of which was already spent in 2024; $16 million to ramp up the production of additional GPS tracking devices; and $7 million to expand our secure transportation assets.

Recent Developments

We announced today that we have been awarded a 15-year, fixed-price contract by ICE to provide support services for the establishment of a federal immigration processing center at the company-owned, 1,000-bed Delaney Hall Facility (the “Facility”) in Newark, New Jersey. GEO’s support services include the exclusive use of the Facility by ICE, along with security, maintenance, and food services, as well as access to recreational amenities, medical care, and legal counsel.

The new support services contract is expected to generate in excess of $60 million in annualized revenues for GEO in the first full year of operations, with margins consistent with GEO’s company-owned Secure Services facilities. GEO estimates the 15-year value of the contract with normal cost of living adjustments to be approximately $1 billion. GEO expects to reactivate the Facility in the second quarter of 2025 with revenues and earnings from the new contract normalizing during the second half of 2025.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Balance Sheet

At the end of the fourth quarter 2024, our net debt totaled approximately $1.7 billion, and our net leverage was approximately 3.7 times Adjusted EBITDA. We ended the fourth quarter of 2024 with approximately $77 million in cash and cash equivalents and approximately $214 million in total available liquidity.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our fourth quarter and full year 2024 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through March 6, 2025, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 3882673.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 99 facilities totaling approximately 79,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA.

The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2025, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures.

The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions/(benefit) for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (gain)/loss on asset divestitures/impairment, pre-tax, net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, litigation costs and settlements, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, one-time employee restructuring expenses, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income/(loss) attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented (gain)/loss on asset divestitures/impairment, pre-tax, loss on the extinguishment of debt, pre-tax, litigation costs and settlements, pre-tax, start-up expenses, pre-tax, transaction fees, pre-tax, one-time employee restructuring expenses, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, discrete tax benefit, and tax effect of adjustments to net income attributable to GEO.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year of 2025, statements regarding GEO’s focus on reducing net debt, deleveraging its balance sheet, positioning itself to explore options to return capital to shareholders in the future, making investments to strengthen GEO’s capabilities and deliver expanded detention capacity, secure transportation, and electronic monitoring services, pursuing unprecedented future growth opportunities and significant operational activity, and the upside this could have on GEO’s future financial results and financial guidance, and GEO’s ability to scale up the delivery of diversified services to support the future needs of its government agency partners. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2025 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses or potential acquisitions of assets or businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) any continuing impact of the COVID-19 global pandemic on GEO and GEO’s ability to mitigate the risks associated with COVID-19; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities; (9) fluctuations in GEO’s operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth opportunities and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Fourth quarter and full year 2024 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of December 31, 2024	As of December 31, 2023
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$76,896	$93,971
Restricted cash and cash equivalents	2,785	—
Accounts receivable, less allowance for doubtful accounts	376,013	390,023
Prepaid expenses and other current assets	44,485	44,511

Total current assets	$500,179	$528,505
Restricted Cash and Investments	145,366	135,968
Property and Equipment, Net	1,899,690	1,944,278
Operating Lease Right-of-Use Assets, Net	95,327	102,204
Deferred Income Tax Assets	9,522	8,551
Intangible Assets, Net (including goodwill)	882,577	891,085
Other Non-Current Assets	99,419	85,815

Total Assets	$3,632,080	$3,696,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$67,464	$64,447
Accrued payroll and related taxes	68,044	64,436
Accrued expenses and other current liabilities	177,768	228,059
Operating lease liabilities, current portion	25,335	24,640
Current portion of finance lease obligations, and long-term debt	1,612	55,882

Total current liabilities	$340,223	$437,464
Deferred Income Tax Liabilities	78,198	77,369
Other Non-Current Liabilities	95,410	83,643
Operating Lease Liabilities	73,638	82,114
Long-Term Debt	1,711,197	1,725,502
Total Shareholders’ Equity	1,333,414	1,290,314

Total Liabilities and Shareholders’ Equity	$3,632,080	$3,696,406

*	All figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q4 2024	Q4 2023	FY 2024	FY 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$607,720	$608,283	$2,423,702	$2,413,167
Operating expenses	447,358	441,942	1,774,479	1,744,228
Depreciation and amortization	31,786	30,996	126,220	125,784
General and administrative expenses	60,679	51,584	213,028	190,766

Operating income	67,897	83,761	309,975	352,389
Interest income	1,153	4,006	8,787	7,792
Interest expense	(43,187)	(53,211)	(190,624)	(218,292)
Loss on extinguishment of debt	(1,339)	(6,687)	(86,637)	(8,532)
Gain/(loss) on asset divestitures/impairment	—	1,243	(2,907)	4,691

Income before income taxes and equity in earnings of affiliates	24,524	29,112	38,594	138,048
Provision for income taxes	10,045	5,363	9,401	35,399
Equity in earnings of affiliates, net of income tax provision	1,032	1,413	2,703	4,534

Net income	15,511	25,162	31,896	107,183
Less: Net (gain)/loss attributable to noncontrolling interests	(20)	70	70	142

Net income attributable to The GEO Group, Inc.	$15,491	$25,232	$31,966	$107,325

Weighted Average Common Shares Outstanding:
Basic	136,192	122,081	131,318	121,908
Diluted	139,550	125,224	134,064	123,698
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.11	$0.17	$0.23	$0.73

Diluted:
Net income per share — diluted	$0.11	$0.17	$0.22	$0.72

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

Reconciliation of Net Income to EBITDA and Adjusted EBITDA,

and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q4 2024	Q4 2023	FY 2024	FY 2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$15,511	$25,162	$31,896	$107,183
Add:
Income tax provision **	10,335	5,651	10,203	36,267
Interest expense, net of interest income ***	43,373	55,892	268,474	219,032
Depreciation and amortization	31,786	30,996	126,220	125,784

EBITDA	$101,005	$117,701	$436,793	$488,266

Add (Subtract):
(Gain)/loss on asset divestitures/impairment, pre-tax	—	(1,243)	2,907	(4,691)
Net (gain)/loss attributable to noncontrolling interests	(20)	70	70	142
Stock based compensation expenses, pre-tax	5,785	3,013	18,107	15,065
Litigation costs and settlements, pre-tax		8,900	—	8,900
Start-up expenses, pre-tax	—	—	507	—
Transaction fees, pre-tax	164	—	3,632	—
Employee restructuring expenses, pre-tax	2,060	814	2,060	814
ATM equity program expenses, pre tax	—	—	264	—
Close-out expenses, pre-tax	—	—	2,345	—
Other non-cash revenue & expenses, pre-tax	(1,035)	(301)	(3,196)	(1,319)

Adjusted EBITDA	$107,959	$128,954	$463,489	$507,177

Net Income attributable to GEO	$15,491	$25,232	$31,966	$107,325
Add (Subtract):
(Gain)/loss on asset divestitures/impairment, pre-tax	—	(1,243)	2,907	(4,691)
Loss on extinguishment of debt, pre-tax	1,339	6,687	86,637	8,532
Litigation costs and settlements, pre-tax	—	8,900	—	8,900
Start-up expenses, pre-tax	—	—	507	—
Transaction fees, pre-tax	164	—	3,632	—
Employee restructuring expenses, pre-tax	2,060	814	2,060	814
ATM equity program expenses, pre tax	—	—	264	—
Close-out expenses, pre-tax	—	—	2,345	—
Discrete tax benefit (1)	(7)	—	(4,611)	—
Tax effect of adjustment to net income attributable to GEO (2)	(896)	(3,812)	(24,733)	(3,409)

Adjusted Net Income	$18,151	$36,578	$100,974	$117,471

Weighted average common shares outstanding - Diluted	139,550	125,224	134,064	123,698

Adjusted Net Income per Diluted share	0.13	0.29	0.75	0.95

*	All figures in ‘000s.
**	Includes income tax provision on equity in earnings of affiliates.
***	Includes loss on extinguishment of debt.
(1)	Discrete tax benefit primarily relates to interest deduction related to shares of common stock issued to note holders as a result of our private convertible note exchange transactions.
(2)

Tax adjustment related to gain/loss on asset divestitures/impairment, loss on extinguishment of debt, start-up expenses, ATM equity program expenses, employee restructuring expenses, close-out expenses, and transaction fees.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S R E L E A S E

2025 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2025
Net Income Attributable to GEO	$105,000	to	$125,000
Net Interest Expense	162,500		163,500
Loss on Extinguishment of Debt, pre-tax	—		—
Income Taxes (including income tax provision on equity in earnings of affiliates)	42,000		46,000
Depreciation and Amortization	136,500		136,500
Non-Cash Stock Based Compensation	18,000		18,000
Other Non-Cash	(4,000)		(4,000)

Adjusted EBITDA	$460,000	to	$485,000

Net Income Attributable to GEO Per Diluted Share	$0.74	to	$0.88
Adjusted Net Income Attributable to GEO Per Diluted Share	$0.74		$0.88
Weighted Average Common Shares Outstanding-Diluted	142,000	to	142,000

CAPEX
Growth	35,000	to	45,000
Technology	50,000		55,000
Facility Maintenance	40,000		45,000

Capital Expenditures	125,000	to	145,000

Total Debt, Net	$1,600,000		$1,450,000
Total Leverage, Net	3.4		3.1

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations